                                                            EXHIBIT 20

                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                              FORM T-1
                              --------

                      STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939
           OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
            OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  X
                                                      -----

                            --------------

                    BANK ONE, NATIONAL ASSOCIATION
         (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                 36-0899825
                                             (I.R.S. EMPLOYER
                                             IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS            60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)

                  BANK ONE, NATIONAL ASSOCIATION
                 1 BANK ONE PLAZA, SUITE IL1-0126
                  CHICAGO, ILLINOIS   60670-0126
              ATTN:  STEVEN M. WAGNER, (312) 407-1819
      (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                           -----------------

              HARLEY-DAVIDSON EAGLEMARK MOTORCYCLE TRUST 2000-2
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                PENDING
    (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)

C/O WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DELAWARE                               19890-0001
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

              HARLEY-DAVIDSON EAGLEMARK MOTORCYCLE TRUST 2000-2
              HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES
                       (TITLE OF INDENTURE SECURITIES)

ITEM 1.    GENERAL INFORMATION.  FURNISH THE FOLLOWING
           INFORMATION AS TO THE TRUSTEE:

           (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

           (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

           No such affiliation exists with the trustee.


ITEM 16.   LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A PART OF
           THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trus powers.*

           4.  A copy of the existing by-laws of thetrustee.*

           5.  Not Applicable.

           6. The consent of the trustee required by Section 321b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requiremets of its supervising or examining uthority.

           8.  Not Aplicable.

           9.  Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of August, 2000.

                                    BANK ONE, NATIONAL ASSOCIATION,
                                    TRUSTEE

                                    By  /s/ Steven M. Wagner
                                      -------------------------
                                        STEVEN M. WAGNER
                                        FIRST VICE PRESIDENT




* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE,
NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT
ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                 EXHIBIT 6



                THE CONSENT OF THE TRUSTEE REQUIRED
                   BY SECTION 321(b) OF THE ACT


                                           August 1, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Harley-Davidson Eaglemark Motorcycle Trust 2000-2 and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                         Very truly yours,

                         BANK ONE, NATIONAL ASSOCIATION



                         BY:  /s/ Steven M. Wagner
                              -----------------------------
                              STEVEN M. WAGNER
                              FIRST VICE PRESIDENT

                                      EXHIBIT 7

Legal Title of Bank:     Bank One, NA                 Call Date: 03/31/00  ST-BK:  17-1630 FFIEC 031
Address:                 1 Bank One Plaza, Ste 0303                                        Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                          DOLLAR AMOUNTS IN THOUSANDS   C400
                                                                          RCFD    BIL MIL THOU          ----
                                                                          -----   ------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):                                                 RCFD
    a. Noninterest-bearing balances and currency and coin(1).............  0081     5,387,973            1.a
    b. Interest-bearing balances(2)......................................  0071     7,970,222            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).........  1754             0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)......  1773    11,262,454            2.b
3.  Federal funds sold and securities purchased under agreements to
    resell...............................................................  1350     6,555,909            3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule             RCFD
    RC-C)................................................................  2122    62,960,769            4.a
    b. LESS: Allowance for loan and lease losses.........................  3123       580,798            4.b
    c. LESS: Allocated transfer risk reserve.............................  3128             0            4.c
    d. Loans and leases, net of unearned income, allowance, and            RCFD
       reserve (item 4.a minus 4.b and 4.c)..............................  2125    62,379,971            4.d
5.  Trading assets (from Schedule RD-D)..................................  3545     3,443,465            5.
6.  Premises and fixed assets (including capitalized leases).............  2145       713,646            6.
7.  Other real estate owned (from Schedule RC-M).........................  2150         2,792            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).......................................  2130       250,083            8.
9.  Customers' liability to this bank on acceptances outstanding.........  2155       459,299            9.
10. Intangible assets (from Schedule RC-M)...............................  2143       217,835           10.
11. Other assets (from Schedule RC-F)....................................  2160     2,382,707           11.
12. Total assets (sum of items 1 through 11).............................  2170   101,026,356           12.

----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     Bank One, NA                 Call Date: 03/31/00  ST-BK:  17-1630 FFIEC 031
Address:                 1 Bank One Plaza, Ste 0303                                        Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                DOLLAR AMOUNTS IN
                                                                                   THOUSANDS
                                                                                   ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C               RCON
       from Schedule RC-E, part 1)...................................      2200       26,881,942    13.a
       (1) Noninterest-bearing(1)....................................      6631       11,976,145    13.a1
       (2) Interest-bearing..........................................      6636       14,905,797    13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and            RCFN
       IBFs (from Schedule RC-E, part II)............................      2200       29,239,287    13.b
       (1) Noninterest bearing.......................................      6631          300,451    13.b1
       (2) Interest-bearing..........................................      6636       28,938,836    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                         RCFD 2800    9,523,831   14
15. a. Demand notes issued to the U.S. Treasury......................      RCON 2840      564,732   15.a
    b. Trading Liabilities(from Schedule RC-D).......................      RCFD 3548   3,001,,629   15.b

16. Other borrowed money:                                                  RCFD
    a. With original maturity of one year or less....................      2332        16,889,123   16.a
    b. With original  maturity of more than one year.................      A547         2,831,153   16.b
    c. With original maturity of more than three years...............      A548           915,064   16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding..........      2920          459,299    18.
19. Subordinated notes and debentures................................      3200        3,400,000    19.
20. Other liabilities (from Schedule RC-G)...........................      2930        1,495,725    20.
21. Total liabilities (sum of items 13 through 20)...................      2948       95,201,785    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus....................      3838                0    23.
24. Common stock.....................................................      3230          200,858    24.
25. Surplus (exclude all surplus related to preferred stock).........      3839        3,660,673    25.
26. a. Undivided profits and capital reserves........................      3632        2,140,620    26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................      8434         (177,338)   26.b
    c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES............      4336                0    26.c
27. Cumulative foreign currency translation adjustments..............      3284             (242)   27.
28. Total equity capital (sum of items 23 through 27)................      3210        5,824,571    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............................      3300      101,026,356    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the STATEMENT below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external                          Number
    auditors as of any date during 1996..............................      RCFD 6724   N/A /   /    M.1.
1 = Independent audit of the bank conducted in accordance        4.= Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in              8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

---------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.